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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Aspen Technology, Inc. (File No. 333-89710) of our report dated May 17, 2002 relating to the combined financial statements of Hyprotech Division of AEA Technology plc, which appears in the Current Report on Form 8-K of Aspen Technology, Inc. dated May 31, 2002. We also consent to the reference to us under the heading "Experts" in such Amendment to the Registration Statement.

/s/ PricewaterhouseCoopers LLP


Calgary, Alberta, Canada
July 3, 2002